Exhibit 99.4

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	April 29, 2018	April 30, 2017

Cash flows from operating activities:
Net income	$24,670	$5,994
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,429	42,241
Changes in operating assets, liabilities and other	(31,191)	(1,328)

Net cash provided by operating activities	37,908	46,907

Cash flows from investing activities:
Purchases of property, plant and equipment	(44,129)	(14,152)
Acquisition of business	-	(5,400)
Proceeds from sale of investments	-	167
Other	436	(462)

Net cash used in investing activities	(43,693)	(19,847)

Cash flows from financing activities:
Repayments of long-term borrowings	(2,771)	(2,695)
Contribution from noncontrolling interest	11,998	-
Proceeds from share-based arrangements	3,776	2,311
Other	(267)	(23)

Net cash provided by (used in) financing activities	12,736	(407)

Effect of exchange rate changes on cash	6,274	4,997

Net increase in cash and cash equivalents	13,225	31,650
Cash and cash equivalents, beginning of period	308,021	314,074

Cash and cash equivalents, end of period	$321,246	$345,724